UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2022

Akouos, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39343	81-1716654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Summer Street Suite 200 Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 410-1818

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	AKUS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Akouos, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 23, 2022. The following is a summary of matters voted on at the Annual Meeting.

1.	The Company’s stockholders elected Heather Preston and Arthur O. Tzianabos to serve as Class II directors until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class II directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Heather Preston	21,284,704	4,122,452	3,697,597
Arthur O. Tzianabos	18,616,586	6,790,570	3,697,597

2.	The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining
29,085,512	11,057	8,184

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUOS, INC.

Date: June 27, 2022	By:	/s/ Karoline K. Shair
Name: Karoline K. Shair, Ph.D., J.D.
Title: Chief Legal Officer and Corporate Secretary